UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 20, 2007
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51602 (Commission File Number)	20-5715943 (I.R.S. Employer Identification No.)

3845 Corporate Centre Drive O’Fallon, Missouri (Address of principal executive offices)	63368 (Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
     On June 20, 2007, Synergetics USA, Inc. (the “Company”), Synergetics, Inc., Synergetics Germany, GmbH and Synergetics Italia, Srl, its wholly owned subsidiaries (collectively with the Company, the “Borrowers”), executed a Foreign Accounts Credit and Security Agreement (the “Credit Agreement”) with Regions Bank, as Lender.
     Pursuant to the Credit Agreement, the Borrowers made certain customary representations, warranties and covenants. In addition, the Credit Agreement contains a debt covenant pursuant to which Borrowers must maintain a fixed charge coverage ratio (defined as consolidated net after-tax income, plus depreciation, plus amortization, plus interest expense, plus other non-cash non-operating expense items, minus other non-cash non-operating income items, less unfinanced capital expenditures, cash taxes paid or due, and distributions, divided by current maturities of long term debt and cash interest expense paid or due plus all payments to Iridex Corporation in connection with settlement of certain litigation) of not less than 1.10 to 1.00. Pursuant to the terms of the Credit Agreement, Borrowers also agreed to maintain a maximum leverage ratio (defined as the ratio of consolidated indebtedness divided by tangible net worth) not greater than 3.90 to 1.00 as of the end of the fiscal quarter ended April 30, 2007, and not greater than 3.75 to 1.00 as of the end of each subsequent fiscal quarter.
     Pursuant to the Credit Agreement, the Borrowers pledged accounts owed by debtors located outside the United States and Borrowers’ rights under the related foreign accounts insurance as collateral, and granted the Lender a security interest therein.
     In connection with the Credit Agreement, Borrowers executed a Foreign Accounts Revolving Note from Borrowers to Regions Bank in the principal amount of $2,500,000 (the “Note”), dated June 20, 2007. The Note has a maturity date of June 4, 2008 and a variable interest rate of the prime lending rate.
     The Credit Agreement and the Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The summary of the Credit Agreement and the Note contained herein is qualified in its entirety by reference to such exhibits.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 20, 2007, the Borrowers executed the Credit Agreement and the Note. The terms of the Credit Agreement and the Note are described in Item 1.01 of this current report on Form 8-K, which description is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Foreign Accounts Credit Agreement by and among Synergetics, Inc., Synergetics USA, Inc., Synergetics Germany, GmbH and Synergetics Italia, Srl as Borrowers, and Regions Bank as Lender, dated June 20, 2007.
10.2	Foreign Accounts Revolving Note from Synergetics, Inc., Synergetics USA, Inc., Synergetics Germany, GmbH and Synergetics Italia, Srl in favor of Regions Bank, dated June 20, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 26, 2007

SYNERGETICS USA, INC. (Registrant)
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	EVP and Chief Financial Officer